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                                                                   EXHIBIT 23.03

                        Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements of Caraustar Industries, Inc. (Form S-8, No. 33-77682, Form S-8 No. 33-53726, Form S-8 No. 333-02948, Form S-8 No. 333-57965, Form S-8 No. 333-37168, Form S-3 No.
333-66943, Form S-3 No. 333-65555, and Form S-4 No. 333-31618) of our report dated May 24, 2002 with respect to the financial statements of Smurfit Industrial Packaging Group for the year ended December 31, 2001, incorporated by reference in the Annual Report (Form 10-K) of Caraustar Industries for the year ended December 31, 2002.

                                             /s/ Ernst & Young LLP


Saint Louis, Missouri
March 28, 2003